Sabre highlights bookings improvement, commercial activity and new innovations with Google; reports third quarter 2020 results

Third quarter 2020 business overview:
•Bookings growth steadily improved from the previous quarter. Sabre bookings growth exceeded industry and improved by 19 percentage points versus prior quarter, in spite of the COVID-19 pandemic
•IT Solutions revenue exceeded Distribution revenue for the second consecutive quarter, demonstrating the benefits of diversified revenue streams
•Hospitality bookings continued to lead the travel industry's improvement
•Signed a significant number of new commercial wins and renewals, including renewal with company's largest customer
•Announced Sabre and Google are developing industry's first Artificial Intelligence (AI)-driven technology platform and smart retailing engine
•Extended liquidity runway and pushed out material debt maturities

Third quarter 2020 summary:
•Third quarter revenue totaled $278 million
•Net loss attributable to common stockholders of $312 million and net loss attributable to common stockholders per share of $1.07
•Adjusted EPS totaled ($0.82)
•All metrics were negatively impacted by the COVID-19 pandemic, partially offset by variable cost relief and implementation of cost saving actions

SOUTHLAKE, Texas – November 6, 2020 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2020.

"In this historically low demand environment due to the COVID-19 pandemic, airlines and hoteliers are turning to Sabre for established, robust IT solutions to help fill seats and distribute their inventory. We continue to win new business and lock in long-term commitments with some of our largest customers and have signed 1,400 individual airline and agency deals year-to-date," said Sean Menke, President and CEO.

"In the third quarter, we saw positive signs as GDS and hospitality bookings steadily improved, along with passengers boarded. We also recently announced two major advancements achieved as part of Sabre and Google's Innovation Framework. Leveraging Google's state-of-the-art AI technology and advanced machine-learning capabilities, we intend to bring to market Sabre Travel AI TM, the industry's first AI-driven technology platform, and Sabre Smart retail engine, the industry's first real-time, personalized merchandising engine.

"We firmly believe there is pent up demand for travel and that this is reflected in the relatively higher growth rates of regions with fewer restrictions. We also believe our technology transformation initiatives position us for accelerated commercial wins and increased profitability on the other side of the COVID-19 pandemic."

Q3 2020 Financial Summary

Sabre consolidated third quarter revenue totaled $278 million, compared to $1 billion in the third quarter of 2019. The decline in revenue was driven by unprecedented reductions in global air, hotel and other travel bookings due to the COVID-19 pandemic.

Operating loss was $233 million, versus operating income of $113 million in the third quarter of 2019. The decline in operating results in the quarter was primarily due to the significant decline in revenue driven by the COVID-19 pandemic and an unfavorable comparison to a $32 million benefit in the prior year quarter related to the reversal of a previous accrual for a US Airways legal matter. These impacts were partially offset by a decline in Travel Solutions incentive expenses, reduced headcount-related expenses resulting from implementation of cost saving actions and a decline in technology costs due to lower transaction volumes.

Net loss attributable to common stockholders totaled $312 million, versus net income of $64 million in the third quarter of 2019. Diluted net loss attributable to common stockholders per share totaled $1.07, versus diluted net income attributable to common stockholders per share of $0.23 in the third quarter of 2019. The change in net income attributable to common stockholders was driven by the items impacting operating loss described above, increased interest expense, a $14 million pension plan charge and a $10 million loss on extinguishment of debt, partially offset by a reduction in taxes.

Adjusted Operating Loss was $197 million, versus $133 million Adjusted Operating Income in the third quarter of 2019. The decline in operating results in the quarter was primarily due to the significant decline in revenue driven by the COVID-19 pandemic, partially offset by a decline in Travel Solutions incentive expenses, reduced headcount-related expenses resulting from implementation of cost saving actions and a decline in technology costs due to lower transaction volumes.

For the quarter, Sabre reported Adjusted EPS of ($0.82), versus $0.27 in the third quarter of 2019.

With regards to Sabre's third quarter 2020 cash flows (versus prior year):
•Cash used in operating activities totaled $192 million (vs. $167 million provided by)
•Cash used in investing activities totaled $9 million (vs. $32 million)
•Cash provided by financing activities totaled $566 million (vs. $58 million used in)
•Capitalized expenditures totaled $9 million (vs. $25 million)

Free Cash Flow in the third quarter was negative $201 million, versus Free Cash Flow generation of $142 million in the third quarter of 2019.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended September 30,			Nine Months Ended September 30,
	2020	2019	% Change	2020	2019	% Change
Total Company:

Revenue	$278,365	$984,199	(72)	$1,020,386	$3,033,566	(66)
Operating (loss) income	$(233,049)	$113,460	(305)	$(768,530)	$305,780	(351)
Net (loss) income attributable to common stockholders	$(312,449)	$63,813	(590)	$(969,260)	$148,501	(753)
Diluted net (loss) income attributable to common stockholders per share (EPS)	$(1.07)	$0.23	(565)	$(3.45)	$0.54	(739)
Adjusted Gross Profit*	$192,832	$596,626	(68)	$672,057	$1,807,134	(63)
Adjusted EBITDA*	$(104,370)	$241,564	(143)	$(290,255)	$739,548	(139)
Adjusted EBITDA Margin*	NM	24.5%		NM	24.4%
Adjusted Operating (Loss) Income*	$(196,693)	$133,074	(248)	$(576,372)	$415,789	(239)
Adjusted Net (Loss) Income*	$(240,347)	$73,565	(427)	$(678,326)	$235,218	(388)
Adjusted EPS*	$(0.82)	$0.27	(404)	$(2.42)	$0.85	(385)
Cash (used in) provided by operating activities	$(192,033)	$166,704	(215)	$(587,069)	$424,365	(238)
Cash used in investing activities	$(8,888)	$(32,319)	(72)	$(52,634)	$(108,482)	(51)
Cash provided by (used in) financing activities	$565,611	$(58,449)	NM	$1,873,804	$(351,424)	NM
Capitalized expenditures	$8,926	$24,928	(64)	$48,259	$92,124	(48)
Free Cash Flow*	$(200,959)	$141,776	(242)	$(635,328)	$332,241	(291)
Net Debt (total debt, less cash)	$3,140,861	$2,910,713
Net Debt / LTM Adjusted EBITDA*	NM	2.9x

Travel Solutions:

Revenue	$237,018	$919,031	(74)	$900,868	$2,842,391	(68)
Operating (Loss) Income	$(145,877)	$182,555	(180)	$(406,939)	$572,662	(171)
Adjusted Operating (Loss) Income*	$(146,337)	$183,582	(180)	$(408,584)	$574,635	(171)

Distribution Revenue	$104,594	$673,405	(84)	$451,183	$2,092,362	(78)
Total Bookings	19,920	140,913	(86)	98,371	437,975	(78)
Air Bookings	16,539	123,586	(87)	80,439	386,752	(79)
Lodging, Ground and Sea Bookings	3,381	17,327	(80)	17,932	51,223	(65)
Bookings Share	43.3%	39.6%		42.3%	38.8%

IT Solutions Revenue	$132,424	$245,626	(46)	$449,685	$750,029	(40)
Passengers Boarded	56,970	187,373	(70)	244,144	553,936	(56)

Hospitality Solutions:

Revenue	$44,924	$74,818	(40)	$133,163	$221,525	(40)
Operating Loss	$(12,609)	$(4,008)	215	$(48,475)	$(15,471)	213
Adjusted Operating Loss*	$(12,609)	$(4,008)	215	$(48,475)	$(15,471)	213
Central Reservation System Transactions	19,268	30,462	(37)	51,381	82,376	(38)

*Indicates non-GAAP financial measure; see descriptions and reconciliations below

Travel Solutions

Third quarter 2020 results (versus prior year):
•Travel Solutions revenue decreased 74% to $237 million due to the unprecedented disruption in travel driven by the COVID-19 pandemic.
•Operating loss totaled $146 million, versus operating income of $183 million in the third quarter of 2019. The decline in operating income was driven by the reduction in revenue driven by the COVID-19 pandemic, partially offset by lower incentive expenses, reduced headcount-related expenses resulting from implementation of cost saving actions and a decline in technology costs due to lower transaction volumes.
•Distribution revenue decreased 84% to $105 million.
◦Global bookings, net of cancellations, declined 86% in the quarter.
◦In the quarter, North America bookings declined 83%, EMEA bookings declined 82%, Latin America bookings declined 86% and Asia Pacific bookings declined 97%.
◦The booking environment continued to steadily improve over the quarter. Gross air bookings declined 84%, 83% and 81% and net air bookings declined 91%, 87% and 81% in July, August and September, respectively.
◦Global air bookings share increased 370 basis points to 43.3%.
•IT Solutions revenue decreased 46% to $132 million. Reservations revenue decreased 62%, and Commercial and Operations revenue decreased 28%, primary driven by the impact of the COVID-19 pandemic on the existing customer base, partially offset by the acquisition of Radixx.
◦Airline passengers boarded declined 70% in the quarter.
◦Excluding Radixx, passengers boarded declined 71%.

Hospitality Solutions

Third quarter 2020 results (versus prior year):
•Hospitality Solutions revenue decreased 40% to $45 million.
•Central reservation system transactions declined 37% to 19 million.
•Operating loss was $13 million, versus operating loss of $4 million in the third quarter of 2019. The increase in operating loss was primarily due to the reduction in CRS transactions driven by the COVID-19 pandemic, partially offset by a decline in transaction-based costs and reduced headcount-related expenses resulting from implementation of cost saving actions.

Business Outlook

"We took quick action to raise additional liquidity in case the COVID-19 pandemic persists longer than expected, although we hope this isn't the case. Importantly, we also pushed out our material debt maturities to 2023 and beyond to extend our solid liquidity runway. We continue to see signs of steady improvement in bookings," said Doug Barnett, CFO.

"With $200 million annual costs removed from the business, we expect to operate at a more profitable cost structure even after recovery from the COVID-19 pandemic. The completion of our technology transformation, migration to Google Cloud Platform and recently renegotiated DXC contract are expected to unlock an additional $75 million in annual cost savings starting in 2024.

"Please note we have implemented two changes to our financial reporting structure. First, as part of our recent business realignment, we will now be reporting two segments: Travel Solutions and Hospitality Solutions. For Travel Solutions, we expect to continue reporting Distribution revenue, bookings, IT Solutions revenue and passengers boarded detail. Second, in an effort to provide continued clarity on our technology spend, we are now presenting "Technology Costs" as a separate line on our income statement. This has resulted in a change to our other operating expense lines, Cost of Revenue and Selling, General & Administrative. We have disclosed reclassified financials that reflect these changes."

Conference Call

Sabre will conduct its third quarter 2020 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Website Information

We routinely post important information for investors on the Investor Relations section of our website, investors.sabre.com, and intend to post important information for investors on our Twitter account, @Sabre_Corp. We intend to use the Investor Relations section of our website and our Twitter account as means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website and our Twitter account, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website or our Twitter account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that we obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to our ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. We have not independently verified this third-party information nor have we ascertained the underlying economic assumptions relied upon in those sources, and we cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Gross Profit (Loss), Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income from continuing operations ("Adjusted Net (Loss) Income"), Adjusted EBITDA, Adjusted Net (Loss) Income from continuing operations per share ("Adjusted EPS"), Free Cash Flow, and the ratios based on these financial measures.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as "expect," "believe," "guidance," "outlook," "hope," "estimate," "project," "anticipate," "will," "continue," "commit," "may,” “should,” “would,” “intend," “potential,” "long-term," "growth," "results" or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the severity, extent and duration of the global COVID-19 pandemic and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the actions taken to contain the disease or treat its impact, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, the effect of cost savings initiatives, the timing, implementation and effects of the technology investment and other strategic initiatives, the completion and effects of travel platforms, travel suppliers' usage of alternative distribution models, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security breaches, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services and the effects of these services, the execution, implementation and effects of new, amended or renewed agreements and strategic partnerships, including anticipated savings, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, our collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the financial and business results and effects of acquisitions, the effects of any litigation and regulatory reviews and investigations, adverse global and regional economic and political conditions, including, but not limited to, economic conditions in countries or regions with traditionally high levels of exports to China or that have commodities-based economies and the effect of "Brexit" and uncertainty due to related negotiations, risks arising from global operations, reliance on the value of our brands, failure to comply with regulations, use of third-party distributor partners, the effects of the implementation of new accounting standards, and tax-related matters, including the effect of the Tax Cuts and Jobs Act. More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on August 10, 2020, in our Annual Report on Form 10-K filed with the SEC on February 26, 2020 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media
Kristin Hays
kristin.hays@sabre.com
sabrenews@sabre.com

Investors
Kevin Crissey
Kevin.Crissey@sabre.com
sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue	$278,365	$984,199	$1,020,386	$3,033,566
Cost of revenue	115,426	419,385	458,068	1,320,720
Technology costs	276,362	322,563	883,837	964,397
Selling, general and administrative	119,626	128,791	447,011	442,669
Operating (loss) income	(233,049)	113,460	(768,530)	305,780
Other income (expense):
Interest expense, net	(67,651)	(39,743)	(163,674)	(117,364)
Loss on extinguishment of debt	(10,333)	—	(10,333)	—
Equity method (loss) income	(460)	1,027	(1,645)	1,973
Other, net	(18,431)	(1,769)	(72,015)	(6,118)
Total other expense, net	(96,875)	(40,485)	(247,667)	(121,509)
(Loss) income from continuing operations before income taxes	(329,924)	72,975	(1,016,197)	184,271
Provision for income taxes	(20,364)	7,795	(53,336)	31,783
(Loss) income from continuing operations	(309,560)	65,180	(962,861)	152,488
Loss from discontinued operations, net of tax	(533)	(596)	(3,331)	(698)
Net (loss) income	(310,093)	64,584	(966,192)	151,790
Net income attributable to noncontrolling interests	125	771	837	3,289
Net (loss) income attributable to Sabre Corporation	(310,218)	63,813	(967,029)	148,501
Preferred stock dividends	2,231	—	2,231	—
Net (loss) income attributable to common stockholders	$(312,449)	$63,813	$(969,260)	$148,501

Basic net (loss) income per share attributable to common stockholders:
(Loss) income from continuing operations	$(1.07)	$0.24	$(3.44)	$0.54
Loss from discontinued operations	—	—	(0.01)	—
Net (loss) income per common share	$(1.07)	$0.24	$(3.45)	$0.54
Diluted net (loss) income per share attributable to common stockholders:
(Loss) income from continuing operations	$(1.07)	$0.23	$(3.44)	$0.54
Loss from discontinued operations	—	—	(0.01)	—
Net (loss) income per common share	$(1.07)	$0.23	$(3.45)	$0.54
Weighted-average common shares outstanding:
Basic	292,392	273,763	280,750	274,524
Diluted	292,392	276,235	280,750	276,474

Dividends per common share	$—	$0.14	$0.14	$0.42

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$1,668,352	$436,176
Accounts receivable, net of allowance for credit losses of $111,293 and $56,367	281,789	546,533
Prepaid expenses and other current assets	138,106	139,211
Total current assets	2,088,247	1,121,920
Property and equipment, net of accumulated depreciation of $1,998,856 and $1,815,844	488,214	641,722
Equity method investments	23,618	27,494
Goodwill	2,633,585	2,633,251
Acquired customer relationships, net of accumulated amortization of $754,893 and $735,367	294,524	311,015
Other intangible assets, net of accumulated amortization of $704,317 and $674,073	231,995	262,638
Deferred income taxes	41,531	21,812
Other assets, net	613,783	670,105
Total assets	$6,415,497	$5,689,957

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$100,498	$187,187
Accrued compensation and related benefits	104,476	94,368
Accrued subscriber incentives	94,547	316,254
Deferred revenues	116,106	84,661
Other accrued liabilities	239,637	189,548
Current portion of debt	33,452	81,614
Tax Receivable Agreement	—	71,911
Total current liabilities	688,716	1,025,543
Deferred income taxes	73,720	107,402
Other noncurrent liabilities	372,512	347,522
Long-term debt	4,639,125	3,261,821

Stockholders’ equity
Preferred stock, $0.01 par value, 225,000 authorized, 3,340 and no shares issued and outstanding as of September 30, 2020 and December 31, 2019, respectively; aggregate liquidation value of $334,000 and $— as of September 30, 2020 and December 31, 2019, respectively	33	—
Common Stock: $0.01 par value; 1,000,000 authorized shares; 338,499 and 294,319 shares issued, 317,233 and 273,733 shares outstanding at September 30, 2020 and December 31, 2019, respectively	3,385	2,943
Additional paid-in capital	3,027,726	2,317,544
Treasury Stock, at cost, 21,266 and 20,587 shares at September 30, 2020 and December 31, 2019, respectively	(474,165)	(468,618)
Retained deficit	(1,778,877)	(763,482)
Accumulated other comprehensive loss	(146,103)	(149,306)
Non-controlling interest	9,425	8,588
Total stockholders’ equity	641,424	947,669
Total liabilities and stockholders’ equity	$6,415,497	$5,689,957

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2020	2019
Operating Activities
Net (loss) income	$(966,192)	$151,790
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization	279,159	311,905
Allowance for credit losses	58,375	16,746
Deferred income taxes	(67,130)	(26,622)
Amortization of upfront incentive consideration	56,733	59,825
Stock-based compensation expense	44,905	51,083
Acquisition termination fee	24,811	—
Pension settlement charge	13,543	—
Amortization of debt discount and debt issuance costs	12,661	2,979
Loss on extinguishment of debt	10,333	—
Loss from discontinued operations	3,331	698
Dividends received from equity method investments	1,691	1,352
Equity method loss (income)	1,645	(1,973)
Other	5,747	(699)
Changes in operating assets and liabilities:
Accounts and other receivables	182,449	(66,875)
Prepaid expenses and other current assets	(1,967)	(9,191)
Capitalized implementation costs	(10,680)	(20,297)
Upfront incentive consideration	(26,468)	(64,979)
Other assets	12,837	12,768
Accrued compensation and related benefits	12,735	(25,873)
Accounts payable and other accrued liabilities	(263,925)	34,888
Deferred revenue including upfront solution fees	28,338	(3,160)
Cash (used in) provided by operating activities	(587,069)	424,365
Investing Activities
Additions to property and equipment	(48,259)	(92,124)
Other investing activities	(4,375)	(16,358)
Cash used in investing activities	(52,634)	(108,482)
Financing Activities
Proceeds of borrowings from lenders	2,345,000	45,000
Proceeds from issuance of preferred stock, net	322,885	—
Proceeds from issuance of common stock, net	275,003	—
Payments on borrowings from lenders	(894,613)	(87,608)
Payments on Tax Receivable Agreement	(71,958)	(101,482)
Debt prepayment fees and issuance costs	(54,158)	—
Cash dividends paid to common shareholders	(38,544)	(115,185)
Net payment on the settlement of equity-based awards	(5,298)	(5,738)
Repurchase of common stock	—	(77,636)
Other financing activities	(4,513)	(8,775)
Cash provided by (used in) financing activities	1,873,804	(351,424)
Cash Flows from Discontinued Operations
Cash used in operating activities	(3,739)	(2,243)
Cash used in discontinued operations	(3,739)	(2,243)
Effect of exchange rate changes on cash and cash equivalents	1,814	1,947
Increase (decrease) in cash and cash equivalents	1,232,176	(35,837)
Cash and cash equivalents at beginning of period	436,176	509,265
Cash and cash equivalents at end of period	$1,668,352	$473,428

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of Net (Loss) Income attributable to common stockholders to Adjusted Net (Loss) Income, Adjusted EPS, Adjusted EBITDA and Adjusted Operating (Loss) Income:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net (loss) income attributable to common stockholders	$(312,449)	$63,813	$(969,260)	$148,501
Loss from discontinued operations, net of tax	533	596	3,331	698
Net income attributable to non-controlling interests(1)	125	771	837	3,289
Preferred stock dividends	2,231	—	2,231	—
(Loss) income from continuing operations	(309,560)	65,180	(962,861)	152,488
Adjustments:
Acquisition-related amortization(2a)	16,465	15,976	49,775	47,971
Restructuring and other costs(8)	947	—	74,229	—
Loss on extinguishment of debt	10,333	—	10,333	—
Other, net(4)	18,431	1,769	72,015	6,118
Acquisition-related costs(6)	591	9,696	22,791	30,337
Litigation costs, net(5)	247	(24,179)	2,103	(21,355)
Stock-based compensation	18,566	17,094	44,905	51,083
Tax impact of adjustments(7)	3,633	(11,971)	8,384	(31,424)
Adjusted Net (Loss) Income from continuing operations	$(240,347)	$73,565	$(678,326)	$235,218
Adjusted Net (Loss) Income from continuing operations per share ("Adjusted EPS")	$(0.82)	$0.27	$(2.42)	$0.85
Diluted weighted-average common shares outstanding	292,392	276,235	280,750	276,474

Adjusted Net (Loss) Income from continuing operations	$(240,347)	$73,565	$(678,326)	$235,218
Adjustments:
Depreciation and amortization of property and equipment(2b)	63,733	78,060	201,274	232,617
Amortization of capitalized implementation costs(2c)	9,146	9,579	28,110	31,317
Amortization of upfront incentive consideration(3)	19,444	20,851	56,733	59,825
Interest expense, net	67,651	39,743	163,674	117,364
Remaining provision for income taxes	(23,997)	19,766	(61,720)	63,207
Adjusted EBITDA	$(104,370)	$241,564	$(290,255)	$739,548
Less:
Depreciation and amortization(2)	89,344	103,615	279,159	311,905
Amortization of upfront incentive consideration(3)	19,444	20,851	56,733	59,825
Acquisition-related amortization(2a)	(16,465)	(15,976)	(49,775)	(47,971)
Adjusted Operating (Loss) Income	$(196,693)	$133,074	$(576,372)	$415,789

Adjusted EBITDA margin	NM	24.5%	NM	24.4%

Reconciliation of Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash (used in) provided by operating activities	$(192,033)	$166,704	$(587,069)	$424,365
Cash used in investing activities	(8,888)	(32,319)	(52,634)	(108,482)
Cash provided by (used in) financing activities	565,611	(58,449)	1,873,804	(351,424)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Cash (used in) provided by operating activities	$(192,033)	$166,704	$(587,069)	$424,365
Additions to property and equipment	(8,926)	(24,928)	(48,259)	(92,124)
Free Cash Flow	$(200,959)	$141,776	$(635,328)	$332,241

Reconciliation of Net (Loss) Income to LTM Adjusted EBITDA (for Net Debt Ratio):

	Three Months Ended
	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	LTM
Net income (loss) attributable to common stockholders	$10,091	$(212,680)	$(444,131)	$(312,449)	$(959,169)
Loss from discontinued operations, net of tax	1,068	2,126	672	533	4,399
Net income (loss) attributable to non-controlling interests(1)	665	783	(71)	125	1,502
Preferred stock dividends	—	—	—	2,231	2,231
Income (loss) from continuing operations	11,824	(209,771)	(443,530)	(309,560)	(951,037)
Adjustments:
Acquisition-related amortization(2a)	16,633	16,801	16,509	16,465	66,408
Restructuring and other costs(8)	—	25,281	48,001	947	74,229
Loss on extinguishment of debt	—	—	—	10,333	10,333
Other, net(4)	3,314	47,486	6,098	18,431	75,329
Acquisition-related costs(6)	10,700	17,827	4,373	591	33,491
Litigation costs, net(5)	(3,224)	1,741	115	247	(1,121)
Stock-based compensation	15,802	17,577	8,762	18,566	60,707
Depreciation and amortization of property and equipment(2b)	77,956	69,513	68,028	63,733	279,230
Amortization of capitalized implementation costs(2c)	8,127	9,547	9,417	9,146	36,237
Amortization of upfront incentive consideration(3)	23,110	18,213	19,076	19,444	79,843
Interest expense, net	39,027	37,442	58,581	67,651	202,701
Provision for income taxes	3,543	(27,254)	(5,718)	(20,364)	(49,793)
Adjusted EBITDA	$206,812	$24,403	$(210,288)	$(104,370)	$(83,443)

Net Debt (total debt, less cash)					$3,140,861
Net Debt / LTM Adjusted EBITDA					NM

	Three Months Ended
	Dec 31, 2018	Mar 31, 2019	Jun 30, 2019	Sep 30, 2019	LTM
Net income attributable to common stockholders	$84,400	$56,850	$27,838	$63,813	$232,901
Loss (income) from discontinued operations, net of tax	1,478	1,452	(1,350)	596	2,176
Net income attributable to non-controlling interests(1)	1,150	912	1,606	771	4,439
Income from continuing operations	87,028	59,214	28,094	65,180	239,516
Adjustments:
Acquisition-related amortization(2a)	16,423	15,984	16,011	15,976	64,394
Other, net(4)	(2,237)	1,870	2,479	1,769	3,881
Acquisition-related costs(6)	3,266	11,706	8,935	9,696	33,603
Litigation costs, net(5)	1,250	1,438	1,386	(24,179)	(20,105)
Stock-based compensation	15,818	15,694	18,295	17,094	66,901
Depreciation and amortization of property and equipment(2b)	77,963	75,348	79,209	78,060	310,580
Amortization of capitalized implementation costs(2c)	11,407	12,111	9,627	9,579	42,724
Amortization of upfront incentive consideration(3)	20,298	19,128	19,846	20,851	80,123
Interest expense, net	40,208	38,013	39,608	39,743	157,572
Provision for income taxes	(3,879)	11,843	12,145	7,795	27,904
Adjusted EBITDA	$267,545	$262,349	$235,635	$241,564	$1,007,093

Net Debt (total debt, less cash)					$2,910,713
Net Debt / LTM Adjusted EBITDA					2.9x

Reconciliation of Operating (Loss) Income to Adjusted Gross Profit (Loss), Adjusted EBITDA and Adjusted Operating (Loss) Income by business segment:

	Three Months Ended September 30, 2020
	Travel Solutions	Hospitality Solutions	Corporate	Total
Operating loss	$(145,877)	$(12,609)	$(74,563)	$(233,049)
Add back:
Selling, general and administrative	55,870	10,501	53,255	119,626
Technology costs	232,666	25,332	18,364	276,362
Cost of revenue adjustments:
Depreciation and amortization(2)	6,868	1,283	1,113	9,264
Restructuring and other costs	—	—	(237)	(237)
Amortization of upfront incentive consideration(3)	19,444	—	—	19,444
Stock-based compensation	—	—	1,422	1,422
Adjusted Gross Profit (Loss)	168,971	24,507	(646)	192,832
Selling, general and administrative	(55,870)	(10,501)	(53,255)	(119,626)
Technology costs	(232,666)	(25,332)	(18,364)	(276,362)
Equity method loss	(460)	—	—	(460)
Selling, general and administrative and technology costs adjustments:
Depreciation and amortization(2)	54,475	9,104	16,501	80,080
Restructuring and other costs(8)	—	—	1,184	1,184
Acquisition-related costs(6)	—	—	591	591
Litigation costs, net(5)	—	—	247	247
Stock-based compensation	—	—	17,144	17,144
Adjusted EBITDA	$(65,550)	$(2,222)	$(36,598)	$(104,370)
Less:
Depreciation and amortization(2)	61,343	10,387	17,614	89,344
Amortization of upfront incentive consideration(3)	19,444	—	—	19,444
Acquisition-related amortization(2a)	—	—	(16,465)	(16,465)
Adjusted Operating Loss	$(146,337)	$(12,609)	$(37,747)	$(196,693)

Operating income margin	NM	NM	NM	NM
Adjusted Operating Income Margin	NM	NM	NM	NM

	Three Months Ended September 30, 2019
	Travel Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$182,555	$(4,008)	$(65,087)	$113,460
Add back:
Selling, general and administrative	74,227	10,061	44,503	128,791
Technology costs	276,572	28,322	17,669	322,563
Cost of revenue adjustments:
Depreciation and amortization(2)	7,167	1,387	871	9,425
Amortization of upfront incentive consideration(3)	20,851	—	—	20,851
Stock-based compensation	—	—	1,536	1,536
Adjusted Gross Profit (Loss)	561,372	35,762	(508)	596,626
Selling, general and administrative	(74,227)	(10,061)	(44,503)	(128,791)
Technology costs	(276,572)	(28,322)	(17,669)	(322,563)
Equity method income	1,027	—	—	1,027
Selling, general and administrative and technology costs adjustments:
Depreciation and amortization(2)	65,651	12,239	16,300	94,190
Acquisition-related costs(6)	—	—	9,696	9,696
Litigation costs, net(5)	—	—	(24,179)	(24,179)
Stock-based compensation	—	—	15,558	15,558
Adjusted EBITDA	$277,251	$9,618	$(45,305)	$241,564
Less:
Depreciation and amortization(2)	72,818	13,626	17,171	103,615
Amortization of upfront incentive consideration(3)	20,851	—	—	20,851
Acquisition-related amortization(2a)	—	—	(15,976)	(15,976)
Adjusted Operating Income (Loss)	$183,582	$(4,008)	$(46,500)	$133,074

Operating income margin	19.9%	NM	NM	11.5%
Adjusted Operating Income Margin	20.0%	NM	NM	13.5%

	Nine Months Ended September 30, 2020
	Travel Solutions	Hospitality Solutions	Corporate	Total
Operating loss	$(406,939)	$(48,475)	$(313,116)	$(768,530)
Add back:
Selling, general and administrative	217,103	31,498	198,410	447,011
Technology costs	724,609	74,954	84,274	883,837
Cost of revenue adjustments:
Depreciation and amortization(2)	21,363	3,613	2,870	27,846
Restructuring and other costs(8)	—	—	21,492	21,492
Amortization of upfront incentive consideration(3)	56,733	—	—	56,733
Stock-based compensation	—	—	3,668	3,668
Adjusted Gross Profit (Loss)	612,869	61,590	(2,402)	672,057
Selling, general and administrative	(217,103)	(31,498)	(198,410)	(447,011)
Technology costs	(724,609)	(74,954)	(84,274)	(883,837)
Equity method loss	(1,645)	—	—	(1,645)
Selling, general and administrative and technology costs adjustments:
Depreciation and amortization(2)	170,721	29,734	50,858	251,313
Restructuring and other costs(8)	—	—	52,737	52,737
Acquisition-related costs(6)	—	—	22,791	22,791
Litigation costs, net(5)	—	—	2,103	2,103
Stock-based compensation	—	—	41,237	41,237
Adjusted EBITDA	$(159,767)	$(15,128)	$(115,360)	$(290,255)
Less:
Depreciation and amortization(2)	192,084	33,347	53,728	279,159
Amortization of upfront incentive consideration(3)	56,733	—	—	56,733
Acquisition-related amortization(2a)	—	—	(49,775)	(49,775)
Adjusted Operating Loss	$(408,584)	$(48,475)	$(119,313)	$(576,372)

Operating income margin	NM	NM	NM	NM
Adjusted Operating Income Margin	NM	NM	NM	NM

	Nine Months Ended September 30, 2019
	Travel Solutions	Hospitality Solutions	Corporate	Total
Operating income (loss)	$572,662	$(15,471)	$(251,411)	$305,780
Add back:
Selling, general and administrative	221,549	32,070	189,050	442,669
Technology costs	826,680	83,969	53,748	964,397
Cost of revenue adjustments:
Depreciation and amortization(2)	22,988	4,108	2,609	29,705
Amortization of upfront incentive consideration(3)	59,825	—	—	59,825
Stock-based compensation	—	—	4,758	4,758
Adjusted Gross Profit (Loss)	1,703,704	104,676	(1,246)	1,807,134
Selling, general and administrative	(221,549)	(32,070)	(189,050)	(442,669)
Technology costs	(826,680)	(83,969)	(53,748)	(964,397)
Equity method income	1,973	—	—	1,973
Selling, general and administrative and technology costs adjustments:
Depreciation and amortization(2)	197,361	35,860	48,979	282,200
Acquisition-related costs(6)	—	—	30,337	30,337
Litigation costs, net(5)	—	—	(21,355)	(21,355)
Stock-based compensation	—	—	46,325	46,325
Adjusted EBITDA	$854,809	$24,497	$(139,758)	$739,548
Less:
Depreciation and amortization(2)	220,349	39,968	51,588	311,905
Amortization of upfront incentive consideration(3)	59,825	—	—	59,825
Acquisition-related amortization(2a)	—	—	(47,971)	(47,971)
Adjusted Operating Income (Loss)	$574,635	$(15,471)	$(143,375)	$415,789

Operating income margin	20.1%	NM	NM	10.1%
Adjusted Operating Income Margin	20.2%	NM	NM	13.7%

Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Gross Profit (Loss), Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income from continuing operations ("Adjusted Net (Loss) Income"), Adjusted EBITDA, Adjusted Net (Loss) Income from continuing operations per share ("Adjusted EPS"), Free Cash Flow and ratios based on these financial measures. As a result of our business realignment, we have separated our technology costs from cost of revenue and moved certain expenses previously classified as cost of revenue to selling, general and administrative to provide increased visibility to our technology costs for analytical and decision-making purposes and to align costs with the current leadership and operational organizational structure. While there is no impact to other financial measures, as a result of these changes, our Adjusted Gross Profit (Loss) is more favorable than previously reported as it excludes costs that were previously classified as cost of revenue. Technology costs are evaluated separately from Adjusted Gross Profit (Loss) and excluded from this measure to provide a more transparent view of variable expenses, gross margin, and key operational expense ratios.

We define Adjusted Gross Profit (Loss) as operating (loss) income adjusted for selling, general and administrative expenses, technology costs, the cost of revenue portion of depreciation and amortization, restructuring and other costs, amortization of upfront incentive consideration, and stock-based compensation included in cost of revenue.

We define Adjusted Operating (Loss) Income as operating (loss) income adjusted for equity method (loss) income, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, and stock-based compensation.

We define Adjusted Net (Loss) Income as net (loss) income attributable to common stockholders adjusted for loss (income) from discontinued operations, net of tax, net income attributable to noncontrolling interests, acquisition-related amortization, loss on extinguishment of debt, other, net, restructuring and other costs, acquisition-related costs, litigation costs, net, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA as Adjusted Net (Loss) Income adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, amortization of upfront incentive consideration, interest expense, net, and the remaining provision for income taxes.

We define Adjusted EPS as Adjusted Net (Loss) Income divided by diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash (used in) provided by operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures and meet working capital requirements. We also believe that Adjusted Gross Profit (Loss), Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income, Adjusted EBITDA and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Gross Profit (Loss), Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income, Adjusted EBITDA, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted Gross Profit (Loss) and Adjusted EBITDA do not reflect cash requirements for such replacements;

•Adjusted Gross Profit (Loss), Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted Gross Profit (Loss) does not include technology costs, including transaction-based technology costs, which differs from our previous presentations;
•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and
•other companies, including companies in our industry, may calculate Adjusted Gross Profit (Loss), Adjusted Operating (Loss) Income, Adjusted Net (Loss) Income, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

Non-GAAP Footnotes

(1)Net income attributable to non-controlling interests represents an adjustment to include earnings allocated to non-controlling interests held in (i) Sabre Travel Solutions Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Solutions Lanka (Pte) Ltd of 40%, and (iv) Sabre Bulgaria of 40%.

(2)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(3)Our Travel Solutions business at times provides upfront incentive consideration to travel agency subscribers at the inception or modification of a service contract, which are capitalized and amortized to cost of revenue over an average expected life of the service contract, generally over three to ten years. This consideration is made with the objective of increasing the number of clients or to ensure or improve customer loyalty. These service contract terms are established such that the supplier and other fees generated over the life of the contract will exceed the cost of the incentive consideration provided up front. These service contracts with travel agency subscribers require that the customer commit to achieving certain economic objectives and generally have terms requiring repayment of the upfront incentive consideration if those objectives are not met.

(4)Other, net includes a $46 million charge related to termination payments incurred in the first quarter of 2020 in connection with the now-terminated acquisition of Farelogix Inc. ("Farelogix") and a $14 million pension settlement charge recorded in the third quarter of 2020, as well as foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters and includes the reversal of our previously accrued loss related to the US Airways legal matter for $32 million in the third quarter of 2019.

(6)Acquisition-related costs represent fees and expenses incurred associated with the now-terminated agreement to acquire Farelogix.

(7)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, valuation allowance assessments and other items.

(8)Restructuring and other costs represent charges associated with business restructuring and associated changes, including a strategic realignment of our airline and agency-focused businesses, as well as other measures to support the new organizational structure and to respond to the impacts of the COVID-19 pandemic on our business and cost structure.